Exhibit 23.3

DEGOLYER AND MACNAUGHTON

500 I SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 6, 2012

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our Letter Report dated March 21, 2012 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as exhibit 99.1 to the Company’s Registration Statement on Form S-l.

We also hereby consent to all references to our firm included in the Company’s Registration Statement on Form S-l.

Very truly yours,

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716